 Exhibit 99.1

For Immediate Release

LightPath Technologies Announces Preliminary Results for Fourth Quarter and Fiscal 2018

ORLANDO, FL – August 9, 2018 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, today announced preliminary financial results for the fiscal fourth quarter ended June 30, 2018 and the scheduling of a conference call and simultaneous webcast to take place on September 13, 2018 to discuss the Company’s financial and operational results for the fourth quarter and full year.

Preliminary Financial Results for the Fourth Quarter and Fiscal 2018

Subject to completion of the audit of the Company’s financial results for the quarter and year ended June 30, 2018, LightPath expects to report:

●
12-month backlog between $12.6 million and $12.9 million at June 30, 2018, compared to $9.3 million at June 30, 2017.
●
Total revenues between $7.8 million and $8.1 million for the fourth quarter of fiscal 2018, compared to $9 million for the fourth quarter of fiscal 2017.
●
Bank debt of approximately $6.6 million as of June 30, 2018, a debt decrease of 40% as compared to $11.0 million at June 30, 2017.
●
Capital expenditures of approximately $2.5 million for the fiscal year ended June 30, 2018, compared to $2.2 million in the prior year.
●
Cash and cash equivalents of approximately $6.5 million as of June 30, 2018, as compared to $8.1 million at June 30, 2017, a decrease of $1.6 million related primarily to spending on capital expenditures and debt reduction.

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, “The highlight of our fourth quarter and fiscal 2018 preliminary results was strong order bookings, which gained momentum throughout the year. Based on our preliminary results, we expect an approximately 35% increase in 12-month backlog as of June 30, 2018, compared to the prior period. We also expect bookings to continue at an equally, if not faster, pace into fiscal 2019. We are disappointed with the anticipated fiscal 2018 fourth quarter revenues, which are lower than we expected. We have had some booking success given our focus on long-term contracts over one-time project orders. However, we experienced some capacity constraint issues with our infrared products lines, and shipments were impacted by continued weakness in the telecommunications sector. The capacity constraints resulted in the deferral of some infrared shipments during the fourth quarter, which impacted our revenues.”

Mr. Gaynor continued, “In addition, our new orders are dominated by infrared product contracts, which typically have a longer process cycle time from order to delivery than our visible light precision molded optics products. The substantial growth of our infrared business has been at a faster pace than we anticipated and was further accelerated by the high germanium (Ge) prices, which generated even more interest from our customers to convert to our chalcogenide (BD6 Ge free) glass material system.”

“This rapid growth in demand for our infrared products has uncovered a scalability issue with this business given its longer process cycle. We are taking steps to shorten our business process cycle so that the time from investment to benefit is reduced. These steps include improvements to our sales and marketing initiatives, upgrades in order to better vertically integrate our global manufacturing platforms, and the recently announced transition of our New York operations to our other locations around the world. The investments being made now align with the anticipated 40% reduction of debt during fiscal 2018 as we take a balanced approach toward improving our financial condition and paving the way for long-term growth in all other aspects of our business. To this end, we are increasing our production capacity and developing processes for improved margins for years to come,” he concluded.

The Company will issue the final financial results for the fourth quarter and year ended June 30, 2018 on September 13, 2018 after the close of the stock market. Following the issuance of the financial results press release, a conference call and simultaneous webcast will be held.

Investor Conference Call and Webcast Details

LightPath will host an audio conference call and webcast on Thursday, September 13 at 4:30 p.m. ET to discuss its financial and operational performance for the fourth quarter and year ended June 30, 2018.

Date: Thursday, September 13, 2018
Time: 4:30 PM (ET)
Dial-in Number: 1-877-317-2514
International Dial-in Number: 1-412-317-2514
Webcast: https://services.choruscall.com/links/lpth180913.html

Participants should dial-in or log-on approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately one hour after completion through September 27, 2018. To listen to the replay, dial 1-877-344-7529 (domestic) or 1-412-317-0088 (international), and enter conference ID # 10122979.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in New York, Latvia and China.

LightPath’s wholly-owned subsidiary ISP Optics Corporation manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the fourth quarter and year ended June 30, 2018. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the fourth quarter and year ended June 30, 2018 are not yet complete. The information presented above should not be considered a substitute for full audited financial statements for the fourth quarter and year ended June 30, 2018, once they become available, and should not be regarded as a representation by us or our management as to the actual financial results for the four quarter and year ended June 30, 2018. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2017. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Jim Gaynor, President & CEO	Don Retreage, Jr. CFO	Jordan Darrow
LightPath Technologies, Inc.	LightPath Technologies, Inc.	Darrow Associates, Inc.
Tel: 407-382-4003	Tel: 407-382-4003 x329	Tel: 512-551-9296
jgaynor@lightpath.com	dretreage@lightpath.com	jdarrow@darrowir.com

3